                                                                  EXHIBIT (viii)
                                                                  --------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on:

          Form                          Reference
          ----                          ---------
          Form S-8                      No. 33-5291

          Form S-8                      No. 33-4549

          Form S-8                      No. 33-22238

          Form S-8                      No. 33-5765

          Form S-8                      No. 33-41182

          Form S-8                      No. 333-66735

          Form S-3                      No. 33-5289

          Form S-3                      No. 33-5290

          Form S-3                      No. 33-18280

          Form S-3                      No. 33-25730

          Form S-3                      No. 33-21723

          Form S-3                      No. 33-27244

          Form S-3                      No. 33-33948

          Form S-3                      No. 333-51281

of Pitney Bowes Inc. of our report dated January 20, 2000 appearing on page 69 of the Pitney Bowes Inc. 1999 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference in the aforementioned Registration Statements of our report on the financial statement schedule, which appears on page 18 of this Form 10-K.



PricewaterhouseCoopers LLP

Stamford, Connecticut
March 30, 2000